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                                                                    EXHIBIT 5.1

[TPG LETTERHEAD]

                                          March 13, 1998

To: The PMI Group, Inc.
  601 Montgomery Street
  San Francisco, CA 94111

Re: The PMI Group, Inc.
  Registration Statement on Form S-3

Ladies and Gentlemen:

  At your request, I am rendering this opinion in connection with a proposed sale by a stockholder of The PMI Group, Inc., a Delaware corporation (the "Company") of up to 1,897,350 shares (the "Shares") of common stock, $0.01 par value (the "Common Stock"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement").

  I have examined instruments, documents, and records that I deemed relevant and necessary for the basis of this opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certifications I have reviewed.

  Based on such examination, I am of the opinion that the currently issued and outstanding Shares covered by the Registration Statement are legally issued, fully paid and nonassessable.

  I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, I do not consider that I am an "expert" within the meaning of such term used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                /s/ Victor J. Bacigalupi
                                          _____________________________________
                                                  Victor J. Bacigalupi
                                             Senior Vice President, General
                                                  Counsel and Secretary